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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eaton Corporation Share Purchase and Investment Plan for the registration of 5,000,000 Common Shares of our report dated January 19, 1999 with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                 /s/ ERNST & YOUNG LLP


Cleveland, Ohio
April 27, 1999